Exhibit 10.5(a)

522 Fifth Avenue New York, NY 10036

June 1, 2015

Aspect Capital Ltd.

10 Portman Square

London W1H 6AZ,

U.K.

Attention: Mr. Anthony Todd, CEO

Re:	Management Agreement Renewals

Dear Mr. Todd:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2016 and all other provisions of the Management Agreements will remain unchanged.

•	Global Diversified Futures Fund L.P.

•	Diversified 2000 Futures Fund L.P.

•	Tactical Diversified Futures Fund L.P.

•	CMF Aspect Master Fund L.P.

•	Institutional Futures Portfolio L.P

•	Global Futures Fund Ltd

•	MSMF Custom Solutions Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Patrick T. Egan at 522 Fifth Avenue – 7th Floor, New York, NY 10036 or fax to 866-428-9026. If you have any questions, I can be reached at 212-296-6808 or contact Jack Yuen at 212-296-1320.

Very truly yours, CERES MANAGED FUTURES LLC

By:
Patrick T. Egan President and Director

ASPECT CAPITAL LTD.

By:
Print Name:	Jonathan Greenworld
PE/kg	Company Secretary and Authorised Signatory [ILLEGIBLE]